FOX PETROLEUM INC.

Nominating Committee Charter Purpose

The purpose of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of Fox Petroleum Inc. (the “Company”) is to (1) oversee the Company’s policies and practices relating to corporate governance and to review the effectiveness of the policies and practices periodically and recommend proposed revisions to the Board, (2) oversee the evaluation by the Board of itself and its committees, (3) identify, recruit and evaluate individuals qualified to serve on the Board and to recommend that the Board select director nominees to be considered for election at the Company’s annual meeting of stockholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board, (4) identify members of the Board to serve on each Board committee and to serve as chairman thereof and recommend each such member and chairman to the Board, (5) make recommendations to the Board on director compensation

Organization

The Committee shall consist of three or more directors as determined by the Board, each of whom shall be free from any relationship that in the opinion of the Board would interfere with the exercise of independent judgment as a member of the Committee. Each member of the Committee shall also meet the independence requirements of any applicable stock exchange upon which the Company’s shares are listed.

The members of the Committee shall be appointed by the Board at the annual meeting of the Board for a one-year term and may be re-elected for successive terms. Each member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. One member of the Committee will be appointed by the Board as Chairman and will be responsible for the scheduling of regular and special meetings and the functioning of the Committee.

Meetings

The Committee shall meet as often as necessary, but at least once annually, to carry out its responsibilities. Meetings may be in person, by telephone or videoconference as needed to conduct the business of the Committee. For the transaction of any business at any meeting of the Committee, a majority of the members shall constitute a quorum. The Committee shall take action by the affirmative vote of a majority of the members present at a duly held meeting. The Committee shall cause to be kept adequate minutes of all proceedings. The Chairman of the Committee shall report on any Committee meetings held at the next regularly scheduled Board meeting following such meeting of the Committee.

Duties and Responsibilities

The Committee shall have the duties and responsibilities set forth below:

  Review at least annually the Company’s policies and practices relating to corporate governance and, when necessary or appropriate, recommend any proposed changes to the Board for approval;

  Ensure that each committee of the Board reviews at least annually the applicable charter of such committee and, when necessary or appropriate, recommends changes in such charters to the Board for approval;

  Oversee the annual evaluation by the Board of itself and its committees;

  Assist the Board in determining director independence under applicable laws, rules and regulations;

  Ensure that the Board maintains policies and procedures with respect to the evaluation of the performance of the Chief Executive Officer and succession planning, including the search for and evaluation of potential successors to the Chief Executive Officer;

  Review periodically the size of the Board and the number and responsibilities of the committees of the Board to ensure continued effectiveness;

  Identify, recruit and evaluate individuals qualified to serve on the Board in accordance with the Company’s Director Nomination Policy and Procedures and recommend that the Board select director nominees to be considered for election at the Company’s annual meeting of stockholders or to be appointed by the Board to fill an existing or newly created vacancy on the Board;

  Identify qualified members of the Board to serve on each Board committee and to serve as chairman thereof and recommend each such member and chairman to the Board;

  Review and recommend to the Board compensation for non-employee directors, including committee chairmen compensation; and

  Perform such other functions consistent with this charter, the Company’s Bylaws and governing law, as the Committee deems necessary or appropriate.

Director Nomination Policy and Procedures

The Company shall consider suggestions for potential director nominees to the Board from any source, including current members of the Board, the Company’s management, advisors to the Company and stockholders of the Company.

Nominee Qualifications

Qualifications for consideration as a nominee of the Board may vary according to the particular areas of expertise being sought as a complement to the composition of the existing Board. However, minimum criteria for selection of members to serve on the Board include the following:

  the highest ethical standards and integrity,

  a willingness to act on, and be accountable for, Board decisions,

  high level of education and/or business experience,

  broad-based business acumen,

  understanding of the Company’s business and industry,

  strategic thinking and willingness to share ideas,

  loyalty and commitment to driving the success of the Company,

  network of contacts, and

  diversity of experiences, expertise and backgrounds among members of the Board.